Revised 3/1/05


                                                       Exhibit n under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K



                             CASH SERIES SHARES EXHIBIT

                                         TO

                                MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Cash Series Shares will consist of sales and shareholder servicing by financial intermediaries The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a 12b-1 Plan and financial intermediaries may receive a shareholder service fee for services provided. In connection with this basic arrangement, Cash Series Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Cash Series Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Cash Series Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Cash Series Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange           Cash Series Shares may be exchanged for Cash Series
Privileges:        Shares of any other Fund and any other share class not
                   subject to a sales charge.


In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.




                                 SCHEDULE OF FUNDS
                            OFFERING CASH SERIES SHARES



The Funds set forth on this Schedule each offer Cash Series Shares on the terms set forth in the Cash Series Shares Exhibit to Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.



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    Multiple Class Company                  Series               12b-1 Fee
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Money Market Obligations Trust California Municipal Cash Trust   0.60%
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                               Connecticut Municipal Cash Trust  0.60%
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                               Florida Municipal Cash Trust      0.60%
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                               Massachusetts Municipal Cash      0.60%
                               Trust
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                               Minnesota Municipal Cash Trust    0.50%
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                               New Jersey Municipal Cash Trust   0.60%
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                               New York Municipal Cash Trust     0.60%
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                               Pennsylvania Municipal Cash Trust 0.40%
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                               Virginia Municipal Cash Trust     0.60%
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